UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          March 31, 2020

EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)
New York	000-53211	04-3768983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.□

Item 1.02.          Termination of a Material Definitive Agreement.
Effective March 31, 2020, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant terminated the management agreement dated as of October 1, 2016 (the “Management Agreement”), with Independent View BV (“Independent View”) pursuant to which Independent View managed the portion of the Registrant’s assets allocated to it.  The General Partner terminated the Management Agreement because Independent View is no longer trading on behalf of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By: /s/ Patrick T. Egan
 Patrick T. Egan
       President and Director

Date:  April 1, 2020